UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

Qlik Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34803	20-1643718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road
Suite E220
Radnor, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 828-9768

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2016, the Compensation Committee of Qlik Technologies Inc. (the “Company”) approved the Amended and Restated Executive Severance Plan (the “Executive Severance Plan”) which supersedes the prior version of the Executive Severance Plan and covers certain executive officers, including the Company’s named executive officers. Under the Executive Severance Plan, a participant who (i) following a Change in Control (as defined in the Executive Severance Plan) is subject to an Involuntary Termination Without Cause or a Constructive Termination (in each case, as defined in the Executive Severance Plan); (ii) executes a general release of claims in favor of the Company; and (iii) has agreed to comply with obligations set forth under the Company’s standard agreements relating to confidentiality, non-competition, non-solicitation, and non-interference, will be entitled to severance benefits. Generally, severance payments and benefits to the Company’s named executive officers under the Executive Severance Plan will consist of severance pay equal to: (a) the participant’s annual base salary payable over 12 months (or 18 months in the case of the CEO), (b) 100% of the participant’s target annual bonus for the year in which the termination occurs (or 150% in the case of the CEO), and (c) payment of COBRA premiums for continuing medical, dental and vision coverage for up to 12 months (or 18 months in the case of the CEO). In addition, upon such a termination, the vesting of the participant’s then-outstanding and unvested Equity Awards (as defined in the Executive Severance Plan) shall accelerate. Performance-based vesting milestones applicable to any such Equity Awards will be deemed achieved at the target level of performance.

Compared to the prior version of the plan, the amended and restated Executive Severance Plan provides for, among other things, an increase in the salary continuation payable to the CEO, a change in the bonus component of severance for all of the Company’s named executive officers and vesting of outstanding performance equity awards at target, in each case only upon a qualifying termination following a change in control of the Company.

The description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Severance Plan filed as Exhibit 10.61 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.61	Qlik Technologies Inc. Amended and Restated Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.

By:	/s/ Timothy J. MacCarrick
Name: Timothy J. MacCarrick
Title: Chief Financial Officer and Treasurer

Dated: April 1, 2016